U.S. Gold Corp. Presentation Now Available for On-Demand Viewing

Company invites individual and institutional investors as well as advisors to log-on to VirtualInvestorConferences.com to view presentation

ELKO, NV, July 17, 2017 /PRNewswire/ – U.S. Gold Corp. (NASDAQ: USAU), based in Nevada and focused on U.S. gold exploration and development, today announced that the July 13 presentation by Edward Karr, President and CEO, is now available for on-demand viewing at VirtualInvestorConferences.com.

LINK: https://tinyurl.com/0713postpr

U.S. Gold Corp.’s presentation will be available 24/7 for 90 days. Investors and advisors may download shareholder materials from the “virtual trade booth” for the next three weeks.

Recent Company Highlights

●	In 2017 U.S. Gold Corp. completed the staking of 102 additional claims for the Keystone Project located on the prolific Cortez Trend. The additional claims comprise 2,000 acres and bring the total mining claims controlled by the company to 479.
●	The company subsequently increased its opportunity at its Keystone asset with acquisition of the adjacent Gold Bar North (GBN) gold exploration property.
●	Dave Mathewson, Vice President and Head of Nevada Exploration, believes the GBN property is a continuation of the same trend and system as Keystone and therefore synergistic.
●	U.S. Gold Corp. recently announced that NASDAQ had approved a symbol change to USAU, which better reflects the company’s gold exploration focus in the US

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About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a historical Preliminary Economic Assessment (PEA) done by Mine Development Associates in 2012 for Strathmore Minerals Corporation. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events, such as the exploration success of U.S. Gold Corp., development of new Dataram products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of gold and mining industry cost inputs, memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products, risks with respect to U.S. Gold Corp faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the Risk Factors with respect to U.S. Gold Corp. contained in the Current Report on Form 8-K filed on May 26, 2017, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

About VirtualInvestorConferences.com

Since 2010, VirtualInvestorConferences.com, created by BetterInvesting (NAIC) and PRNewswire, has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Virtual Investor Conferences unites PR Newswire’s leading-edge online conferencing and investor communications capabilities with BetterInvesting’s extensive retail investor audience network.

CONTACTS

U.S. Gold Corporation

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold

VirtualInvestorConferences.com

John Viglotti

VP, Investor Relations Products and Services

Cision / PR Newswire / MultiVu

+1.201.360.6767

john.viglotti@prnewswire.com